Exhibit 99.2
PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
KERR-MCGEE OIL & GAS ONSHORE LP
D/B/A KMOG ONSHORE LP
AND
WESTPORT OIL AND GAS COMPANY, L.P.
AS SELLER
AND
THE HOUSTON EXPLORATION COMPANY
AS BUYER

PURCHASE AND SALE AGREEMENT
     THIS PURCHASE AND SALE AGREEMENT is made as of this the 21st day of October, 2005, by and between Kerr-McGee Oil & Gas Onshore LP d/b/a KMOG Onshore LP and Westport Oil and Gas Company, L.P., hereinafter referred to collectively as “Seller,” and The Houston Exploration Company, hereinafter referred to as “Buyer.”
RECITALS
     Buyer desires to purchase and Seller desires to sell all of Seller’s right, title and interest in and to the Assets defined herein pursuant to the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
ARTICLE I
PURCHASE AND SALE
     1.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, Seller shall sell and Buyer shall purchase as of the Effective Date (as hereinafter defined) all of Seller’s right, title and interest in and to the following assets (the “Assets”):
          (a) The oil, gas and other mineral leasehold interests described in Exhibit “A” attached hereto and made a part hereof, together with Seller’s interest in any pooled, communitized, or unitized acreage derived by virtue of Seller’s ownership of those interests described in Exhibit “A”.
          (b) The wells, equipment and facilities located on and used primarily in connection with the lands described in Exhibit “A,” including, but not limited to pumps, well equipment (surface and subsurface), saltwater disposal wells, lines and facilities, sulfur recovery facilities, compressors, compressor stations, dehydration facilities, treating facilities, pipeline gathering lines, flow lines, transportation lines (including long lines and laterals), valves, meters, separators, tanks, tank batteries, and other fixtures;
          (c) Oil, condensate, natural gas, and natural gas liquids produced after the Effective Date, including “line fill” and inventory below the pipeline connection in tanks, attributable to the interests described in Exhibit “A”;
          (d) All contracts and agreements concerning the interests described in Exhibit “A,” including, but not limited to, unit agreements, pooling agreements, areas of mutual interest, farmout agreements, farmin agreements, saltwater disposal agreements, water injection agreements, line well injection agreements, road use agreements, drilling contracts, operating agreements, well service contracts, production sales contracts (excluding any spot sales contracts, any other sales contracts terminable upon thirty (30) days or less notice, and any resale contracts of Seller’s affiliate(s)), gas balancing agreements, storage or warehouse agreements, supplier contracts, service contracts, insurance contracts, construction agreements, division orders and transfer orders, only insofar as such relate solely to the interests described in Exhibit “A” and only to the extent that such contracts are assignable;
          (e) All surface use agreements, easements, rights of way, licenses, authorizations, permits, and similar rights and interests applicable to, or used exclusively in connection with, any or all of the interests described in Exhibit “A.” However, Seller expressly retains the right to use such surface use agreements, easements, rights of way, licenses, authorizations, permits, and similar rights and interests in the event and to the extent such rights relate to the leasehold or mineral rights or interests described in Exhibit “A” where Seller retains any rights or interests; and
          (f) A license on all proprietary seismic and geophysical data, interpretations and information relating to the Assets in accordance with the Seismic License Agreement attached hereto as Schedule 1.1(f), and to the extent Buyer agrees to pay any transfer fees, licensed seismic data, relating to the Assets.
     1.2 Excluded Assets. The items listed on Exhibit “B” attached hereto and made a part hereof and (1) except as provided in Section 1.1(f), any and all geophysical, seismic and other technical data and interpretations thereof; (2) except as provided in Section 1.1(f), any confidential or proprietary data owned by Seller; (3) the Canales Gas Processing Plant; (4) that portion of all contracts, agreements, personal property and fixtures that were used in connection with or adversely affected by such plant; and (5) that portion of the real property described in Surface Lease for the Canales Gas Processing Plant (the “Surface Lease”), which is more fully set out in an Amendment to Surface Lease executed on May 16, 1986, and recorded in Volume 479, Page 904 of the Deed Records of Jim Wells County, Texas, covering 6.11 acres, more or less, that is not used in current operation of the Assets, shall be excluded from this purchase and sale transaction (collectively, the “Excluded Assets”).
     1.3 Purchase Price. The aggregate purchase price for the Assets shall be $162,678,000 (“Purchase Price”), which shall be subject to adjustments as provided for herein and Buyer has allocated individual property values as shown on Exhibit “C” attached hereto and incorporated herein for all purposes. Buyer shall pay Seller 10% of the Purchase Price upon execution of this Agreement (the “Performance Guarantee Deposit”), with the balance of the Purchase Price to be paid at Closing as hereafter provided. If the transactions contemplated hereby are consummated as provided in this Agreement, the Performance Guarantee Deposit shall be applied to payment of the Purchase Price at Closing. If the transaction set forth in this Agreement is not consummated, the Performance Guarantee Deposit shall be retained or returned by Seller as per Article XII.
     1.4 Adjusted Purchase Price. The net price which the Buyer shall pay for the Assets (“Adjusted Purchase Price”) shall be the Purchase Price as set forth in Section 1.3 above, adjusted in the following manner:

          (a) Less or plus, as applicable, any amounts determined to be a price adjustment pursuant to Article III hereof (“Title Examination”);
          (b) Less an amount equal to the value of the Assets, determined pursuant to Section 3.4 hereof (“Preferential Purchase Rights”) with respect to which Preferential Purchase Rights have been exercised;
          (c) Less any amounts determined to be a purchase price adjustment pursuant to Article V hereof (“Environmental Conditions”);
          (d) Less amounts attributable to Casualty Loss as set forth in Section 7.4, if any;
          (e) Less the Performance Guarantee Deposit; and
          (f) Less or plus any other amounts mutually agreed upon by the parties hereto.
     1.5 Effective Date. Only in the event Closing occurs, the conveyance of the Assets shall be effective as of October 1, 2005, 7:00 a.m. local time where the Assets are located (“Effective Date”).
     1.6 Section 1031 Exchange. Buyer and Seller agree that the other Party (the “1031 Party”) shall have the right at any time prior to Closing to assign all or a portion of its rights under this Agreement to an Exchange Accommodation Titleholder (as that term is defined in IRS Rev. Proc. 2000-37) in order to accomplish the transaction in a manner that will comply, either in whole or in part, with the requirements of a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. If the 1031 Party assigns its rights under this Agreement for this purpose, Buyer and Seller agree to consent to the 1031 Party’s assignment of such rights and pay the Purchase Price or transfer the Assets into a qualified escrow or qualified trust account at Closing, as directed in writing. Seller and Buyer agree that the 1031 Party’s assignment of its rights under this Agreement, in whole or in part, shall not release either party from any of their respective liabilities and obligations to each other under this Agreement.
ARTICLE II
REPRESENTATIONS
     Buyer and Seller, as applicable, represent and warrant that:
     2.1 Existence. They are duly organized, validly existing, and in good standing and duly qualified at Closing to carry on business in the state(s) where the Assets are located.
     2.2 Authorization. Buyer and Seller have all requisite power to enter into and perform this Agreement and the transactions contemplated hereby. Buyer and Seller have taken all requisite action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of Buyer and

Seller respectively, and at Closing all documents and instruments required hereunder to be executed and delivered by Buyer and Seller shall have been fully executed and delivered.
     2.3 Brokers. Buyer and Seller have incurred no obligation or liability, contingent or otherwise, for brokers’ or finders’ fees with respect to the matters provided for in this Agreement which will be the responsibility of the other party; and such obligation or liability that might exist shall be the sole obligation of the creating party.
     2.4 Further Distribution. Buyer is acquiring the Assets for its own account and not with the intent to make a distribution thereof within the meaning of the Securities Act of 1933 and the rules and regulations pertaining to it or distribution thereof in violation of any applicable state or federal securities laws.
     2.5 Proceeding or Litigation; Environmental Condition.
          (a) Except as identified in Schedule 2.5(a), Seller represents that there is no legal or governmental action, claim, arbitration, mediation, suit, litigation, or proceeding pending, nor to the best of its knowledge, threatened, to which Seller is a party or to which the Assets are subject.
          (b) Except as identified in Schedule 2.5(b), Seller represents that, to the best of its knowledge, there are no Environmental Conditions (as defined in Article V) or Physical Conditions (as defined in Article IV) that adversely affect the Assets individually or in the aggregate in a material way. Seller has not received any notice of any alleged Environmental Conditions or claims relating thereto.
     2.6 Buyer’s Compliance With Laws and Agreements. Buyer represents that prior to Closing, Buyer shall have met all of the requirements under applicable local, state and federal law to accept assignment of the Assets, and is not otherwise prevented from having the Assets transferred to Buyer, and is properly authorized to operate said Assets and to do business in the state where the Assets are located. These requirements include, but are not limited to, the acquisition of bonds, letters of credit or other evidence of financial security or any other requisite of all appropriate regulatory agencies and any leases, operating agreements or other contractual requirements.
     2.7 Seller’s Compliance With Laws and Contracts. Except as identified in Schedules 2.5(a) and 2.5(b), Seller represents that it and the Assets are and have been in material compliance with all of the requirements and obligations under applicable contracts and local, state and federal law relating to the Assets.
     2.8 Physical and Environmental Matters. Prior to the Defect Deadline, Buyer shall have inspected the Assets, the public records and Seller’s files for all purposes, including without limitation for the purpose of detecting the presence of asbestos and the presence and concentration of naturally-occurring radioactive materials (“NORM”) and satisfied itself as to the Physical Condition and Environmental Condition of the Assets. Buyer acknowledges that, except as provided in Sections 2.5 and 2.7 above, no representations have been made by Seller regarding Environmental Conditions or Physical Conditions, past or present.

     2.9 Buyer’s Qualifications. Buyer is a sophisticated buyer, knowledgeable in the evaluation and acquisition of oil and gas properties.
     2.10 Seller’s Contracts. Exhibit A contains a list of all of the contracts and agreements that have a material effect on the value, use or operation of the Assets (“Material Agreements”). The Material Agreements are sufficient for normal exploration, development and production operations, are in full force and effect and, to Seller’s knowledge, no party is in material default under any of such agreements. Notwithstanding the foregoing, as long as Seller has made a reasonably diligent effort to list all such contracts and agreements, Seller shall not be in violation of this representations if Seller inadvertently fails to list a contract or agreement unless such contract or agreement has a material adverse effect on the value, use or operation of the Assets.
     2.11 Wells. Except as identified in Schedule 2.11, as of the Closing Date, to the best of Seller’s knowledge, there are no non-producing wells, shut-in wells, temporarily abandoned wells, or wells requiring plugging or replugging located on the Assets.
ARTICLE III
TITLE EXAMINATION
     3.1 Access to Title Information. After the date of this Agreement and until Closing, Seller shall make the records and documents in Seller’s possession affecting Seller’s title to the Assets available to Buyer at Seller’s office located at 16666 Northchase, Houston, Texas 77060, or such other place as deemed appropriate by Seller, during Seller’s normal business hours for examination by Buyer. Seller shall not be obligated to perform any additional title work, and any additional abstracts and title opinions shall not be made current by Seller. NO WARRANTY OF ANY KIND IS MADE BY SELLER AS TO THE INFORMATION SO SUPPLIED, AND BUYER AGREES THAT ANY CONCLUSIONS DRAWN THEREFROM SHALL BE THE RESULT OF ITS OWN INDEPENDENT REVIEW AND JUDGMENT.
     3.2 Title Defects. The term “Title Defect,” as used herein, subject to Permitted Encumbrances, shall be limited to a defect in Seller’s title to the Assets which results or could reasonably be expected to result in (a) a net revenue interest for an Asset less than the net revenue interest shown for that Asset in Exhibit “C,” or (b) a working interest for an Asset greater than the working interest shown for that Asset in Exhibit “C” without a corresponding increase in the net revenue interest or (c) the existence of a lien, agreement or other encumbrance.
          In the event either party notifies the other that Seller owns a greater net revenue interest than that shown on Exhibit “C,” then the Purchase Price shall be increased based upon the amount allocated to the affected Asset on Exhibit “C”.
          Provided, however, Buyer may not assert a Title Defect for an Asset unless Buyer has allocated value on Exhibit “C” (an allocation of value to a well or lease shall include that portion of the other Assets that are necessary for the operation of such well or lease and the production of hydrocarbons from such well or lease), and unless Buyer reasonably believes that the effect of such Title Defect on the value of the Asset or on Seller’s stated net revenue interest and/or working interest for such Asset would result in a reduction to Buyer’s allocated amount of the Purchase Price for such Asset, as shown on Exhibit “C,” equal to at least Fifteen Thousand and No/100 Dollars ($15,000.00) (“Material Title Defect”). In addition, if the total value of all Material Title Defects, in the aggregate, does not meet or exceed One-Percent (1%) of the Purchase Price as defined in Section 1.3, then there shall be no adjustment to the Purchase Price or any other remedy from or obligation of Seller that shall be available to Buyer. Provided further, in the event the amount attributable to Material Title Defects, in the aggregate, satisfies the threshold percentage set forth above and a reduction to the Purchase Price is warranted, then the Purchase Price shall only be reduced to the extent the amount attributable to Material Title Defects, in the aggregate, exceeds the percentage of the Purchase Price specified above, and all amounts attributable to Material Title Defects, in the aggregate, that are below such threshold percentage shall be borne solely by Buyer, and there shall be no adjustment to the Purchase Price therefor.
          In determining whether a Title Defect exists as to any Asset for purposes of this Agreement, the Parties shall give due consideration to the length of time the affected property has been producing hydrocarbon substances and whether any omissions, encroachments, encumbrances or other claimed defects are customarily acceptable to prudent operators and interest owners. Such usual and customary defects include, without limitation, defects that have been cured by possession under applicable statutes of limitations, defects in the early chain of title such as failure to recite marital status in documents, omissions of heirship or succession proceedings, lack of survey or failure to record releases of lien, production payments or mortgages that have expired by their own terms.
          Notwithstanding the foregoing provisions of this 3.2, none of the following (collectively “Permitted Encumbrances”) shall constitute a Material Title Defect:
               (i) Royalties, overriding royalties, production payments, reversionary interests, convertible interests, net profits interests, and similar burdens encumbering the Assets to the extent the net cumulative effect of such burdens do not, as of Closing or any time thereafter during the term of the applicable Asset, operate to reduce the net revenue interests of such Asset to less than the net revenue interests for such Asset set forth in Exhibit “C”.
               (ii) All rights to consent by, required notices to, filings with, or other actions by governmental authorities in connection with the sale or conveyance of the Assets;
               (iii) Rights reserved to or vested in any governmental entity having appropriate jurisdiction to control or regulate the Assets in any manner whatsoever, and all laws of any such governmental entity;
               (iv) Easements, rights-of-way, servitudes, surface leases, subsurface leases, pipelines, and structures on, over and through the Assets;
               (v) All of the terms and conditions of the Material Agreements to the extent they do not result or could not reasonably be expected to result in (a) a net revenue interest for an Asset less than the net revenue interest shown for that Asset in Exhibit “C,” or (b) a working interest for an Asset greater than the working interest shown for that Asset in Exhibit “C” without a corresponding increase in the net revenue interest;
               (vi) Taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested by Seller in good faith in the normal course of business; and
               (vii) Liens of operators relating to obligations not yet due or not yet delinquent.
     3.3 Notice of and Remedies for Material Title Defects.
          (a) In the event Buyer discovers a Material Title Defect that exceeds the threshold requirements stated above in Section 3.2, then up to five (5) business days (for purposes of this Agreement, the day after Thanksgiving shall not constitute a business day) before the Closing (“Defect Deadline”), Buyer shall have the right to notify Seller, in writing, of the nature of the Material Title Defect. Along with the written notice, Buyer shall furnish Seller with Buyer’s basis for the assertion of such Material Title Defect and the data in support thereof, and shall also furnish Seller with the proposed reduction in the Purchase Price attributable to such Material Title Defect.
          (b) Upon receipt of such notice, on or before the Closing, Seller at its discretion shall have the right to choose one of the following options:
               (i) cure the Material Title Defect at Seller’s expense prior to or within 60 days after the Closing thereby eliminating the need for a reduction in Purchase Price; or
               (ii) reduce the Purchase Price by an amount equal to a pro-rata portion of the amount allocated to the affected Asset on Exhibit “C”; or
               (iii) exclude the affected Asset from the sale and reduce the Purchase Price by an amount equal to the value of the excluded Asset as set forth on Exhibit “C” .
          (c) Any Title Defect which is not disclosed to Seller by Buyer prior to the Defect Deadline shall conclusively be deemed waived by Buyer for all purposes except to the extent it breaches Seller’s special warranty that Seller has neither conveyed nor encumbered the Assets.
          (d) It is recognized that good faith differences of opinion may exist between Buyer and Seller in connection with an alleged Material Title Defect (s) and other Purchase Price adjustments, including without limitation, disputes as to: (i) whether or not the alleged defect constitutes a Material Title Defect within the meaning of this Agreement; (ii) whether or not the magnitude of the alleged Title Defect(s) is great enough that Buyer is contractually entitled to assert such Defect(s); (iii) whether or not the alleged Title Defect(s) was properly and timely asserted by Buyer pursuant to this Agreement; and (iv) the appropriate upward or downward adjustment, if any, to be made to the Purchase Price on account of the Material Title Defect. Closing shall not be delayed, postponed or canceled because an alleged Title Defect is not agreed upon prior to the Closing Date. If any such difference of opinion regarding an alleged Material Title Defect (“Title Defect Dispute”) is not resolved by mutual agreement of Buyer and Seller prior to the Closing Date, the parties shall consummate the transaction subject to the following provisions of this Section 3.3(d). With respect to any Asset for which Closing occurs subject to a Title Defect Dispute, the difference between the downward Purchase Price adjustment for such Asset as asserted by Buyer and the downward Purchase Price adjustment for such Asset as acceptable to Seller (if any) is hereinafter called the “Title Dispute Adjustment Amount.” At Closing, the Sale Price shall be calculated using one half (1/2) of Title Dispute Adjustment Amount for such Asset. Following the Closing, Seller or Buyer shall have the right, exercisable within six (6) months after the Closing Date, to refer the same for arbitration to an attorney in Houston, Texas who has devoted his practice for at least the past ten (10) years primarily to oil and gas title law and has not rendered services to either Buyer or Seller during such period. Such arbitration shall be conducted in accordance with Exhibit “D”, and the arbitrator shall determine the amount of the Purchase Price adjustment that should have been made as the result of such Title Defect Dispute. If the adjustment made at Closing with respect to such Title Defect Dispute was greater than the adjustment determined by the arbitrator, he shall order that the difference between the adjustment as determined by him and the adjustment as applied at Closing be paid to Seller. If the adjustment made at Closing with respect to such Title Defect Dispute was less than the adjustment determined by the arbitrator, he shall order that the difference between the adjustment as determined by him and the adjustment as applied at Closing be paid to Buyer. Subject to the terms of Exhibit “D”, the decision of the arbitrator regarding any Title Defect Dispute shall be final as between the parties, and shall not be subject to review or dispute in a court of law or otherwise.
     3.4 Preferential Purchase Rights. Seller has not heretofore sent letters to parties holding preferential purchase rights covering the Assets, requesting a waiver of such rights as they may apply to the transactions set forth in this Agreement. With respect to each preferential purchase right covering the Assets or any portion thereof, upon execution of this Agreement Seller shall make a good faith effort to identify and shall send to the holder of such right a notice offering to sell to such holder, in accordance with the contractual provisions applicable to such right, those Assets covered by such right on the same terms hereof and for the portion of the Purchase Price allocable to such Assets in Exhibit “C,” subject to adjustments in the same manner as the Purchase Price is adjusted pursuant to Section 1.4 of this Agreement.
          If, prior to Closing, any holder of a preferential purchase right notifies Seller that it intends to consummate the purchase of the Assets to which its preferential purchase right applies, then those Assets shall be excluded from the Assets to be conveyed to Buyer, and the Purchase Price shall be reduced by the amount allocated to that Asset on Exhibit “C”; provided however, that if the holder of such preferential purchase right fails to consummate the purchase of the Assets covered by such right, then Seller shall so notify Buyer, and within forty-five (45) business days after Buyer’s receipt of such notice from Seller, Seller shall sell to Buyer, and Buyer shall purchase from Seller, for a price equal to the portion of the Purchase Price allocable to such Assets and upon the other terms of this Agreement the Assets to which the preferential purchase right is applied.
          Unless otherwise mutually agreed, all Assets for which a preferential purchase right has not been asserted prior to Closing shall be sold to Buyer at Closing pursuant to the provisions of this Agreement. Seller shall make a good faith effort to identify all agreements and contracts that contain rights of first refusal or preferential right to purchase provisions; however,

Seller and Buyer acknowledge that due to the age and complexity of the Assets, the possibility exists that Seller may have inadvertently failed to identify all owners of such right(s) during its review and therefore failed to include such owners in its solicitation of elections. Seller and Buyer agree that if a bona fide third party owner or holder of such right(s), asserts said right(s) after the Closing Date, Buyer shall cooperate fully with Seller to reconcile and resolve said claims to the extent the interest conveyed to Buyer is affected. If Seller and Buyer agree in good faith on the validity of such third party’s claim, the reconciliation or resolution with such third party shall include an assignment, as of the Effective Date, of the affected interest from Buyer to such third party and a full reimbursement by Seller to Buyer of that portion of the Purchase Price allocable to the affected interest; and payment to such third party by Buyer of all revenue and income attributable to such interest which has been collected and received by Buyer from and after the Effective Date, less all taxes and other expenses incurred by Buyer attributable to such interest. Seller shall, at its sole cost and expense, negotiate terms with third party owners as necessary to fully resolve any outstanding issues with such third party relating to the sale of the affected interest.
     3.5 Consents to Assign. Within a reasonable time after the execution of this Agreement by both parties, Seller shall make a good faith effort to identify and send to each holder of a right to consent to assignment pertaining to the Assets and the transactions contemplated hereby a notice seeking such party’s consent to assign. If Seller fails to obtain a consent prior to the Closing Date and the failure to obtain such consent would (i) cause the assignment of such Asset to Buyer to be void or voidable, (ii) trigger an express termination or right of termination of the lease or document underlying the consent, or (iii) trigger an express monetary penalty, then, and only then, the Asset subject to such failed consent shall be deemed a Title Defect, and Seller shall have the rights set forth in Section 3.3(b) with respect thereto, but subject to the materiality conditions therein.
ARTICLE IV
BUYER’S INVESTIGATION OF PHYSICAL CONDITIONS
AND SELLER’S DISCLAIMER
     4.1 Inspection. At any mutually agreeable time at least ten (10) days prior to Closing, Buyer shall have the right to enter upon the Assets at its sole cost and risk for the purpose of an inspection of the Physical Conditions of the Assets. “Physical Condition” as used herein means the condition of the Assets, including without limitation, the property described in Section 1.1(b), whether known or unknown by Seller. Prior to such inspection, Buyer shall schedule an appointment with the party shown in Section 14.7. Provided, however, that at all times Buyer is present upon the Assets, Buyer shall be accompanied by an individual designated by the party listed in Section 14.7.
     4.2 Investigation. Buyer acknowledges that as of the Closing Date it will have had access as it requires to the Assets, Seller’s personnel, the books, records and files of Seller relating to the Assets, and the public records relating to the Assets, and in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer shall have relied solely on the basis of its own independent investigation, analysis and evaluation of the Assets and the public records relating to the Assets, and upon the express representations, covenants and disclaimers set forth in this Agreement. Seller shall take such actions as are reasonably necessary to provide Buyer sufficient access so that Buyer’s acknowledgement in this Section 4.2 shall be correct.
     4.3 Disclaimer. Except as expressly provided in this Agreement, Seller makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing) to Buyer (including, but not limited to, any information contained in the files or any opinions, information or advice which may have been provided to Buyer by any officer, stockholder, director, employee, agent, consultant or representative of Seller). Buyer acknowledges that Seller has not made, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO (a) THE CONDITIONS OF THE ASSETS (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS), (b) ANY INFRINGEMENT BY SELLER OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY, AND (c) ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO BUYER BY OR ON BEHALF OF SELLER (INCLUDING WITHOUT LIMITATION, WITH RESPECT TO GEOLOGICAL DATA, THE EXISTENCE OR EXTENT OF OIL, GAS OR OTHER MINERAL RESERVES, THE RECOVERABILITY OF OR THE COST OF RECOVERING ANY SUCH RESERVES, THE VALUE OF SUCH RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, AND THE ABILITY TO SELL OIL OR GAS PRODUCTION AFTER CLOSING); provided, however, that the foregoing disclaimer and negation of representations and warranties shall not affect or impair the representations of Seller as set forth in this Agreement. THE SALE OF THE WELLS, EQUIPMENT AND FACILITIES HEREUNDER SHALL BE “AS IS, WHERE IS, WITH ALL FAULTS.”
ARTICLE V
BUYER’S INVESTIGATION OF ENVIRONMENTAL CONDITIONS
     5.1 Inspection and Assessment of Environmental Condition(s). Subject to the conditions set forth herein, Buyer shall have access to the Assets, Seller’s personnel, and the books, records and files of Seller (subject to the provisions of Section 11.3 below) relating to the Assets until the Defect Deadline for the purpose of inspecting the Assets and conducting such tests, examinations, investigations and assessments as may be necessary or appropriate in Buyer’s opinion to evaluate the Environmental Condition of the Assets; provided, however, that prior to conducting any tests on the Assets, Buyer shall schedule an appointment with the party shown in Section 14.7 and Buyer shall be accompanied by a representative of Seller and such representative shall be available to Buyer during normal business hours and at other reasonable times. “Environmental Condition” as used herein means any condition relating to the Assets that contaminates or has contaminated soil, sediment, air, water or groundwater in a manner that violates any applicable agreement, law, regulation, ordinance, rule or order in effect and as interpreted and enforced before the Effective Date. Changes in, or changes in interpretation of, any law, regulation, ordinance, rule, order or permit on or after the Effective Date shall not provide the basis for an Environmental

Condition even if such changes are made retroactive. Buyer agrees to share with Seller all information, including copies of any environmental assessments, and including all reports, data, and conclusions whether prepared by the third party consultant(s) hired by Buyer or obtained as the result of Buyer’s sole initiative. Buyer and Seller shall keep any and all data or information acquired by all such examinations and results of all analyses of such data and information strictly confidential and not disclose same to any person or agency without prior written approval of the other. If, however, disclosure of such data or information is required by law or by order of a court or by an agency, either party may disclose such data or information. It is the sole responsibility of the Buyer to conduct complete and thorough inspections, investigations and assessments of Environmental Conditions prior to the Defect Deadline.
     5.2 Notice of and Remedies for Material Environmental Condition(s).
          (a) Upon discovery of a Material Environmental Condition (as defined below), Buyer shall prior to the Defect Deadline notify Seller in writing of the nature of the Material Environmental Condition and shall furnish Seller with Buyer’s basis for the assertion of such Environmental Condition and data in support thereof. Failure to provide notice shall constitute a waiver and release of any Environmental Condition (including a Material Environmental Condition). In the event the Buyer has properly notified Seller of a Material Environmental Condition, Seller shall at least one (1) day prior to Closing select one of the following options in its sole discretion:
               (i) remedy the Material Environmental Condition at its own expense prior to sixty (60) days after the Closing or as soon thereafter as practicable and agree to indemnify Buyer from and against all claims, obligations, liabilities and penalties that result from such Material Environmental Condition; or
               (ii) reduce the Purchase Price by an amount mutually agreed upon; or
               (iii) exclude the affected Asset from the sale, and reduce the Purchase Price by an amount equal to the value of the Asset as shown on Exhibit “C” (an allocation of value to a well or lease shall include that portion of the other Assets that are necessary for the operation of such well or lease and the production of hydrocarbons from such well or lease); or
               (iv) terminate this Agreement and return to Buyer the Performance Guarantee Deposit.
          (b) A single Environmental Condition shall be deemed “material” for the purpose of this Section 5.2 only if the total estimated cost of remediation plus the total reasonably expected cost of claims, obligations, liabilities and penalties that result from such Material Environmental Condition exceed, in the aggregate for that Environmental Condition, the amount of Fifteen Thousand and No/100 Dollars ($15,000.00) (“Material Environmental Conditions”). Provided, however, if the total value of all Material Environmental Conditions, in the aggregate, do not meet or exceed One Percent (1%) of the Purchase Price as defined in Section 1.3, then there shall be no adjustment of the Purchase Price or any other remedy from or obligation of Seller that shall be available to Buyer. Provided further, in the event the total value of all Material

Environmental Conditions, in the aggregate, meets or exceeds the percentage of the Purchase Price set forth immediately above, then the Purchase Price shall only be adjusted to the extent the total value of all Material Environmental Conditions, in the aggregate, exceeds the percentage of the Purchase Price specified above, and all amounts attributable to such Material Environmental Conditions, in the aggregate, that are below the percentage of the Purchase Price specified above shall be borne solely by Buyer, and no adjustment to the Purchase Price or any other remedy from or obligation of Seller shall be available to Buyer therefor.
          (c) Any Material Environmental Condition which is not disclosed by Buyer to Seller prior to the Defect Deadline shall conclusively be deemed waived by Buyer for all purposes. Environmental Conditions that are not considered Material Environmental Conditions shall be the sole responsibility of Buyer, regardless of when the condition arose, and Buyer shall indemnify and hold Seller harmless from and against any and all such Environmental Conditions in accordance with the provisions of Section 6.1 below.
          (d) Notification to Seller by Buyer of the presence of naturally occurring radioactive material (“NORM”) or asbestos in reasonably expected amounts for the area in which the Assets are located shall not trigger any of the remedies set forth in this Section 5.2.
          (e) It is recognized that good faith differences of opinion may exist between Buyer and Seller in connection with an alleged Material Environmental Condition(s) and other Purchase Price adjustments, including without limitation, disputes as to: (i) whether or not the alleged condition constitutes a Material Environmental Condition within the meaning of this Agreement; (ii) whether or not the magnitude of the alleged Environmental Condition(s) is great enough that Buyer is contractually entitled to assert such Condition(s); (iii) whether or not the alleged Environmental Condition(s) was properly and timely asserted by Buyer pursuant to this Agreement; and (iv) the appropriate downward adjustment, if any, to be made to the Purchase Price on account of such Material Environmental Condition. Closing shall not be delayed, postponed or canceled because an alleged Environmental Condition is not agreed upon prior to the Closing Date. If any such difference of opinion regarding an alleged Environmental Condition (“Environmental Dispute”) is not resolved by mutual agreement of Buyer and Seller prior to the Closing Date, the parties shall consummate the transaction subject to the following provisions of this Section 5.2(e). With respect to any Asset for which Closing occurs subject to an Environmental Dispute, the difference between the downward Purchase Price adjustment for such Asset as asserted by Buyer and the downward Purchase Price adjustment for such Asset as acceptable to Seller (if any) is hereinafter called the “Environmental Dispute Adjustment Amount.” At Closing, the Sale Price shall be calculated using one half (1/2) of the Environmental Dispute Adjustment Amount for such Asset. Following the Closing, Seller or Buyer shall have the right, exercisable within six (6) months after the Closing Date, to refer the same for arbitration to an attorney in Houston, Texas who has devoted his practice for at least the past ten (10) years primarily to environmental law relating to oil and gas operations and has not rendered services to either Buyer or Seller during such period. Such arbitration shall be conducted in accordance with Exhibit “D”, and the arbitrator shall determine the amount of the Purchase Price adjustment that should have been made as the result of such Environmental Dispute. If the adjustment made at Closing with respect to such Environmental Dispute was greater than the adjustment determined by the arbitrator, he shall order that the difference between the adjustment as determined by him and the adjustment as applied at Closing be paid to Seller. If the adjustment made at Closing with respect to such Environmental Dispute was less than the adjustment determined by the arbitrator, he shall order that the difference between the adjustment as determined by him and the adjustment as applied at Closing be paid to Buyer. Subject to the terms of Exhibit “D”, the decision of the arbitrator regarding any Environmental Dispute shall be final as between the parties, and shall not be subject to review or dispute in a court of law or otherwise.
     5.3 Condition of the Assets. Buyer and Seller acknowledge that the Assets have been used for oil and gas drilling, production and/or processing operations and related field operations. The Assets may also contain buried pipelines, abandoned oil and gas wells, water wells and sumps which may not now be known by Seller or may not be readily apparent by physical inspection of the Assets. It is the intention of Seller to sell and of Buyer to purchase all of such pipelines, wells and sumps to the extent they may be owned by Seller as of the Effective Date, whether known or unknown.
ARTICLE VI
INDEMNIFICATION AND LITIGATION
     6.1 Indemnification. EXCEPT AS MAY BE OTHERWISE SPECIFICIALLY PROVIDED FOR IN THIS AGREEMENT, AND IN THE EVENT THAT THIS TRANSACTION PROCEEDS TO CLOSING AND IS CLOSED, ON AND AFTER THE EFFECTIVE DATE, BUYER AGREES TO ASSUME AND BE RESPONSIBLE FOR, IN ADDITION TO ALL OTHER OBLIGATIONS ASSUMED BY BUYER ELSEWHERE IN THIS AGREEMENT, ALL LIABILITIES AND OBLIGATIONS, IF ANY, RELATING TO TO:
                    (A) ANY CONDITION RELATING TO THE ASSETS THAT CONTAMINATES SOIL, SEDIMENT, AIR, WATER OR GROUNDWATER IN A MANNER THAT VIOLATES OR IS CAUSE FOR REMEDIATION UNDER ANY APPLICABLE LAW, REGULATION, ORDINANCE, RULE OR ORDER, REGARDLESS OF WHEN THE EVENTS OCCURRED THAT CAUSED SUCH CONDITION TO EXIST;
                    (B) NORM OR ASBESTOS, REGARDLESS OF WHEN THE EVENTS OCCURRED THAT CAUSED NORM OR ASBESTOS TO EXIST; AND
                    (C) PLUGGING AND ABANDONMENT OF WELLS, INCLUDING WITHOUT LIMITATION WELLS WHICH WERE ABANDONED OR TEMPORARILY ABANDONED PRIOR TO THE EFFECTIVE DATE, WHETHER BY SELLER OR A THIRD PARTY.
     ON AND AFTER THE EFFECTIVE DATE, AND IN THE EVENT THAT THIS TRANSACTION PROCEEDS TO CLOSING AND IS CLOSED, BUYER SHALL COMPLY WITH ALL APPLICABLE LAWS, REGULATIONS, ORDINANCES, RULES, ORDERS, PERMITS AND CONTRACTS WITH RESPECT TO THE ASSETS. BUYER AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD SELLER, ITS ULTIMATE PARENT AND

AFFILIATES, AND THEIR RESPECTIVE DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, MANAGERS, OFFICERS AND EMPLOYEES FREE AND HARMLESS FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, FINES, PENALTIES, CLAIMS, LOSSES, LIABILITIES, DEMANDS AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, INCLUDING BUT NOT LIMITED TO POLLUTION AND ENVIRONMENTAL CLAIMS, ARISING OUT OF, INCIDENT TO, OR IN CONNECTION WITH THE ASSETS, WHICH ARE THE RESULT OF (1) OWNERSHIP OR OPERATION OF THE ASSETS ON OR AFTER THE EFFECTIVE DATE; AND (2) OBLIGATIONS AND LIABILITIES ASSUMED PURSUANT TO (A)-(C) OF THIS SECTION OR ASSUMED BY BUYER ELSEWHERE IN THIS AGREEMENT. SELLER AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD BUYER, ITS ULTIMATE PARENT AND AFFILIATES, AND THEIR RESPECTIVE DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, MANAGERS, OFFICERS AND EMPLOYEES FREE AND HARMLESS FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, FINES, PENALTIES, CLAIMS, LOSSES, LIABILITIES, DEMANDS AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, ARISING OUT OF, INCIDENT TO, OR IN CONNECTION WITH THE ASSETS, WHICH ARE THE RESULT OF (1) OWNERSHIP OR OPERATION OF THE ASSETS PRIOR TO THE EFFECTIVE DATE EXCEPT OBLIGATIONS AND LIABILITIES ASSUMED BY BUYER PURSUANT TO (A)-(C) OF THIS SECTION OR ELSEWHERE IN THIS AGREEMENT AND (2) OBLIGATIONS AND LIABILITIES RETAINED BY SELLER ELSEWHERE IN THIS AGREEMENT OR ARISING OUT OF, INCIDENT TO, OR IN CONNECTION WITH THE EXCLUDED ASSETS.
     6.2 Retained and Assumed Litigation. Notwithstanding the provisions of Section 6.1 above, unless otherwise agreed to in writing by the parties (for example, to reflect continuing joint responsibility), Seller agrees to be responsible for, at its sole cost and expense, the actions, claims, suits, litigation, and proceedings shown on Schedule 6.2 as being retained by Seller. Buyer shall assume and be solely responsible and liable for, at its sole cost and expense, the actions, claims, suits, litigation and proceedings shown on said Schedule 6.2 as being assumed by Buyer. Provided that, in no event shall Seller have any liability or obligation to Buyer for the outcome of any matter identified in Schedule 6.2, including by way of illustration and not limitation, outcomes involving loss of or reduction of Assets or any working interests or net revenue interests therein, the payment of royalties in amounts or percentages that are in excess of those amounts or percentages paid as of the Closing Date, loss of or change in any permits or licenses pertaining to or affecting the Assets or any portion thereof, and obligations affecting the Assets or any portion thereof that are more onerous than the obligations in existence as of the Closing Date, all of such items or outcomes to be borne solely by Buyer at its sole cost, risk and expense.
     6.3 Survival. The terms of this Article VI shall survive the Closing.
ARTICLE VII
OPERATIONS AND CASUALTY LOSS
     7.1 Operations.

          (a) Seller, as to the portion of the Assets to be conveyed which it now operates, shall from the date of execution of this Agreement, continue to operate the same until the date set forth in the agreement between Buyer and Seller as provided in Section 7.3 below.
          (b) Buyer shall assume all risk and realize all benefits of any such change in condition of the Assets from the Effective Date to Closing, including but not limited to change in produced volumes, equipment failure, and well completions, except to the extent any change in condition is directly caused by the gross negligence or willful misconduct of Seller or is determined to be a Casualty Loss as described in Section 7.4 below.
     7.2 Successor Operator. While Buyer may represent that it desires to succeed Seller as operator of the Assets or portions thereof which Seller may presently operate, Buyer acknowledges and agrees that Seller cannot and does not covenant or warrant that Buyer shall become successor operator of same, since such Assets are covered by agreements which control the appointment or election of a successor operator. Seller shall prepare and execute such regulatory forms that may be required at Closing to effect a change of operator in favor of Buyer unless said agreements stipulate an alternative methodology.
     7.3 Contract Operating, Marketing and Financial Services Agreement. In the event Buyer cannot take over operations at Closing, Seller agrees to continue to provide Buyer those services listed in the Contract Operating, Marketing and Financial Services Agreement (COMFS) that is attached hereto as Exhibit “E” for the term as set forth in the COMFS.
     7.4 Casualty Loss. If prior to the Closing Date any facility or equipment included within the Assets is damaged or destroyed by fire, flood, storm or other casualty (hereinafter called “Casualty Loss”), Seller shall immediately notify Buyer and the Purchase Price shall be reduced by an amount estimated by Seller and as agreed to by Buyer, to be equal to the repair or replacement costs of that Asset. In no event shall the reduction of Purchase Price exceed the amount allocated to the applicable Asset as set forth on Exhibit “C.” Any insurance proceeds payable to Seller with respect to the Casualty Loss shall be retained by Seller. In the event Seller and Buyer are unable to agree upon the value of the estimated damage, then either Seller or Buyer shall have the right to exclude the affected Asset from this Agreement.
     7.5 Right to Market Production. From and after the Effective Date and continuing during the term specified in the COMFS, Seller shall have the sole right to market the oil, gas and liquid hydrocarbon production from the Assets as well as any pooled, communitized or unitized acreage derived by virtue of Seller’s ownership of the Assets. This includes the right to make any and all necessary scheduling and/or nominations arrangements for such production to implement marketing arrangements. The revenues realized from the sale of production attributable to the Assets on and after the Effective Date shall be handled in accordance with Section 13.1 of this Agreement.
     7.6 Hart-Scott-Rodino Act. If applicable and as soon as practicable, but no later than ten (10) business days after the execution hereof, Seller and Buyer shall each prepare and submit any necessary filings in connection with the transactions contemplated by this Agreement under the Hart-Scott-Rodino Act (“HSR Act”) and the rules and regulations promulgated thereunder. Each party shall request expedited treatment of such filing by the Federal Trade Commission, shall promptly make any appropriate or necessary subsequent or supplemental filings, and shall furnish to the other party copies of all filings made under the HSR Act at the same time they are filed with the government.
ARTICLE VIII
DISPUTE RESOLUTION
     8.1 Methods of Resolution. Except as provided in Sections 3.3(d) and 5.2(e), the parties agree that in the event a dispute concerning or arising out of this Agreement occurs after execution by both parties, that all such disputes shall first be mediated between the parties before any action may be filed. It shall be a non-dischargeable condition precedent that a party wishing to initiate an action concerning or arising out of this Agreement must first give the other party written notice of the dispute and a written demand to proceed to mediation. Upon receipt of such written notice, the receiving party shall have five (5) business days to respond in writing and acknowledge its willingness to submit the dispute to mediation. The parties shall then have an additional five (5) business days to confer in good faith to mutually agree upon the appointment of a neutral mediator. In the event that the parties cannot agree on a neutral mediator, each party shall nominate a mediator of their choice and these two nominees shall confer and agree among themselves on a third individual who shall then be appointed to mediate the dispute. After selection of the neutral mediator (who shall be an attorney licensed in the State where the Assets are located and shall have at least ten (10) years oil and gas experience), the parties shall proceed to mediation within ten (10) business days thereafter at a neutral site. The parties agree that a representative of each, with full settlement authority, shall attend and participate in the mediation. If, after mediating the dispute as set forth herein in good faith, the dispute or claim remains unresolved, then and only then, may the claiming party file an action in a court of law. The parties agree that the costs and expenses of mediation shall be equally borne, but that each party shall bear all costs for its own travel and legal representation, if any. Notwithstanding the terms of this Section 8.1, Sections 3.3(d) and 5.2(e) provide the exclusive methods for resolving Title Defect Disputes and Environmental Disputes.
     8.2 Waiver of Certain Damages. EACH OF THE PARTIES HEREBY WAIVES, AND AGREES NOT TO SEEK, ANY CONSEQUENTIAL, SPECIAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES WITH RESPECT TO ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH THEREOF. Notwithstanding the foregoing, neither party hereto waives or shall be deemed to have waived any other rights, remedies or causes of action it may have under the provisions of this Agreement, or otherwise.
ARTICLE IX
PROCEEDS, ROYALTY OBLIGATIONS, EXPENSES AND TAXES
     9.1 Accounting for Production and Proceeds of Production. At Closing, ownership of all production from the Assets shall pass from Seller to Buyer as of the Effective Date; however,

Seller shall retain ownership and be entitled to all proceeds from the sale of any oil above the pipeline connections in tanks attributable to the Assets as of the Effective Date. If Seller should at any time subsequent to the Closing Date receive from any purchaser of production any proceeds attributable to any sale of production from the Assets occurring after the Effective Date, Seller shall remit all such proceeds to Buyer in accordance with Section 13.1. Similarly, if Buyer should at any time after the Closing Date receive any proceeds attributable to any such sale occurring prior to the Effective Date, Buyer shall promptly remit the same to Seller.
     9.2 Royalty Obligations; Expenses. Seller shall be responsible for the payment of all royalty obligations, operating expenses and capital expenses attributable to Seller’s interest in the Assets prior to the Effective Date. Buyer shall be responsible for the payment of all royalty obligations, operating expenses and capital expenses attributable to Buyer’s interest in the Assets on and after the Effective Date. Any party which pays any such royalties, operating expenses, or capital expenditures which are the responsibility of the other shall be entitled to prompt reimbursement upon issuance to the responsible party of evidence of such payment.
     9.3 Sales and Other Transfer Taxes. The Purchase Price and the adjusted Purchase Price provided for hereunder are exclusive of any sales taxes or other transfer taxes in connection with the sale of the Assets. Buyer shall bear the cost of all applicable sales taxes, real property transfer taxes, and other taxes (other than income taxes) payable as a result of the transfer of the Assets. Sales taxes shall be collected at the Closing and remitted by Seller in accordance with applicable law, and such other taxes payable as a result of the transfer shall be paid directly by the Buyer or as otherwise required. If at any time after the Closing, Seller or any affiliate shall become liable for sales or other taxes for which Buyer is responsible under this paragraph, Buyer shall promptly reimburse Seller or such affiliate for such taxes and related costs, including any penalties and interest thereon assessed by any governmental authority relating thereto. Buyer shall defend, indemnify and hold Seller harmless with respect to the payment of any of those taxes including any interest or penalties assessed thereon.
     9.4 Other Taxes. All other taxes on the ownership or operation of the Assets, including real estate taxes other than transfer taxes, personal property taxes, ad valorem taxes and severance or production taxes (but excluding income and franchise taxes), which are imposed for or with respect to periods or portions of periods prior to the Effective Date shall be the burden of Seller and all such taxes imposed for or with respect to periods or portions of periods after the Effective Date shall be the burden of Buyer. Ad valorem taxes shall be prorated between the parties as of the Effective Date. Any party which pays any such taxes which are the responsibility of the other party shall be entitled to prompt reimbursement upon issuance to the responsible party of evidence of such payment.
     9.5 Joint Billing Audits, Credits and Advances. Seller shall be responsible for the conduct and settlement of all joint billing audits which relate to accounting periods prior to the Effective Date. Buyer shall be responsible for the conduct and settlement of all joint billing audits which relate to accounting periods after the Effective Date. Any credits or advances received by Buyer after the Effective Date attributable to expenses paid prior to the Effective Date shall be reimbursed to Seller by Buyer. Any unapplied credits or advances received by Seller after the Effective Date attributable to expenses paid after the Effective Date shall be reimbursed to Buyer by

Seller. The parties agree to provide reasonable access to records in their possession and control during normal business hours for the purpose of conducting audits and to reasonably cooperate with such audit efforts; provided, however, that neither party shall have the authority to extend the period for conducting any audit that affects the other parties period of ownership.
     9.6 Payments on Behalf of Others. In the event Seller makes payments (including but not limited to payments of taxes) on behalf of royalty owners or joint interest owners for periods on or after the Effective Date, Buyer shall reimburse Seller for all such payments in accordance with Section 13.1 and Buyer shall assume the risk of collection of the amount of any such payments from the appropriate party. In the event Seller has incorrectly made such payments prior to the Effective Date, Seller shall have the option to request that Buyer collect any such payments on behalf of Seller and remit such to Seller upon receipt. Buyer hereby agrees to use reasonable efforts to collect such payments on behalf of Seller.
     9.7 Certain Other Tax Matters. To the extent this transaction or any part of the transaction constitutes an applicable asset acquisition (for purposes of Section 1060 of the Internal Revenue Code of 1986), Buyer and Seller agree to confer and cooperate in the preparation and filing of such reports and/or information returns as may be required by law or regulation.
ARTICLE X
CONDITIONS OF CLOSING
     Buyer’s and Seller’s obligation to consummate the transactions provided for herein is subject to the satisfaction or waiver by the other party of the following conditions:
     10.1 Representations. The representations of Buyer and Seller contained in Article II hereof shall be true and correct in all material respects on the date of Closing as though made on and as of that date.
     10.2 Performance. Buyer and Seller shall have performed in all material respects the obligations, covenants and agreements hereunder to be performed by them at or prior to Closing.
     10.3 Pending Matters. Except as disclosed herein, no suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks substantial damages from Buyer or Seller in connection with the Assets, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement. The Closing shall not violate any order or decree of any court or governmental body having competent jurisdiction.
     10.4 Expiration of HSR Waiting Period. If applicable, the waiting period under the HSR Act shall have expired or been terminated.
     10.5 Evidence of Bonding. Buyer shall deliver to Seller:

          (a) A copy of certificate from Secretary of State evidencing Buyer has the authority to do business with the state(s) where the Assets are located; and
          (b) A copy of Buyer’s existing blanket plugging or performance bond, or evidence of Buyer’s compliance with applicable state or federal rules and regulations, if any, filed with the applicable conservation or regulatory agency.
ARTICLE XI
CLOSING
     11.1 Date and Place of Closing. The Closing of the purchase and sale of the Assets shall take place at the offices of the Seller at such time and date as may be agreed upon by Buyer and Seller (the “Closing Date”), but no later than November 30, 2005; provided that any applicable waiting period under the HSR Act has expired or been terminated.
     11.2 Closing Obligations. At the Closing the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:
          (a) The Seller shall execute, acknowledge and deliver to Buyer conveyance documents substantially in the form set forth in Exhibit “F” attached hereto and such other instruments of transfer and assignment necessary to convey to Buyer the Assets in the manner contemplated by this Agreement.
          (b) The Seller shall deliver to Buyer exclusive possession of the Assets and Buyer shall take possession of the Assets, as of the Closing Date.
          (c) Buyer shall deliver to Seller the Purchase Price, as adjusted in accordance with Section 1.4 hereof including sales taxes, by wire transfer to an account designated by Seller.
          (d) The Seller and Buyer shall execute, acknowledge, and deliver transfer orders or letters in lieu thereof directing all purchasers of production to make payments of proceeds attributable to production from the Assets to Buyer.
          (e) Seller and Buyer shall execute, acknowledge and deliver such other instruments and take such other action as may be reasonably necessary to carry out their respective obligations under this Agreement.
          (f) Seller and Buyer shall execute and deliver the Closing Statement that shall set forth the Purchase Price, any adjustment to the Purchase Price in accordance with Section 1.4 hereof, and the calculations used to determine such adjustment, as set forth on Exhibit “I” attached hereto.

          (g) For Assets in the State of Texas, Buyer shall deliver to Seller evidence of filing showing compliance with the Texas Railroad Commission (“TRRC”) Statewide Rule 14(b)(2) dealing with the plugging of any dry or inactive well(s) included in the Assets, along with evidence of the appropriate bond, surety letter or letter of credit in a form acceptable to the TRRC.
          (h) Seller shall execute and deliver to Buyer Seller’s affidavits of non-foreign status. Such forms are attached hereto as Exhibits “G” and ‘H” and incorporated herein for all purposes.
          (i) Buyer shall deliver to Seller evidence satisfactory to Seller which supports Buyer’s representations in Section 14.8(ii).
     11.3 Files. Seller shall, at or as promptly as reasonably possible after Closing, provide Buyer where possible with scanned or electronic copies and either paper or electronic originals of relevant oil and gas leases, contracts, amendments and correspondence that are found in Seller’s land administration files, and the operational, engineering, geological, environmental and marketing files pertaining to the Assets. Seller shall retain at its option all copies and shall have no obligation to furnish Buyer any data or information which Seller in its sole judgment considers proprietary or confidential to it or which Seller cannot provide Buyer because of third-party restrictions on Seller or which does not directly pertain to the Assets. All information and data shall be furnished as a matter of convenience only to Buyer and Buyer’s reliance on same shall be at Buyer’s sole risk.
     11.4 Interest on Adjusted Purchase Price. There shall be no interest payable to Seller on the Adjusted Purchase Price for the period beginning on the Effective Date and ending on the Closing Date unless Buyer advises Seller that it cannot or will not close the transaction contemplated in this Agreement on or before the Closing Date. In the event Buyer requests Seller to agree to a Closing Date that is subsequent to the date specified in Section 11.1 above (“Extended Closing Date”), and Seller agrees to an Extended Closing Date (notwithstanding Seller’s right to terminate this Agreement as provided in Article XII below), then at Closing on the Extended Closing Date, Buyer shall pay to Seller, in addition to all other amounts required to be paid under this Agreement, interest on the Adjusted Purchase Price calculated from the Effective Date to the Extended Closing Date. Interest shall be determined at the prime rate in effect as of the day before the Extended Closing Date at J.P. Morgan Chase plus 1% or the maximum contract rate permitted by the applicable usury laws of the State of Texas, whichever is the lesser.
ARTICLE XII
TERMINATION OF AGREEMENT
     This Agreement may be terminated at any time on or prior to the Closing Date by:
          (a) Buyer or Seller, if consummation of the transactions contemplated hereby would violate any non-appealable final order by any court or governmental body having competent jurisdiction.

          (b) Buyer or Seller, if after the date hereof, any legislation which would have the effect of prohibiting or making unlawful the acquisition or ownership of the Assets by Buyer or the conveyance or sale of the Assets by Seller, has been enacted into law.
          (c) Buyer or Seller, if any of the representations or warranties of the other party contained in Article II above are not materially true and correct on and as of the Closing Date or if a material obligation under this Agreement of the other party has not been met.
          (d) In the event of the termination of this Agreement pursuant to the provisions of paragraphs (a), (b) or (c) of this Article or Section 5.2 (a) (iv), this Agreement shall become void and have no effect, without any liability on the part of any party or any of its affiliates or its or their directors, officers, employees or stockholders, except as provided below in this subparagraph (d). In the event Closing does not occur because of the occurrence of an event as referenced in paragraphs (a), (b) or (c) of this Article or Section 5.2 (a) (iv), Buyer and Seller shall take mutually agreed upon actions to place Seller and Buyer in the substantially the same position as they would have been had they not executed this Agreement and Seller shall return the Performance Guarantee Deposit to Buyer (without interest), unless this Agreement has been terminated by Seller because Buyer’s representations or warranties are not materially true and correct on and as of the Closing Date, in which event Seller shall retain the Performance Guarantee Deposit as liquidated damages and not as a penalty. IN NO EVENT SHALL SELLER BE LIABLE TO BUYER FOR ANY FEES, COSTS OR EXPENSES INCURRED BY BUYER UNDER OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING BY WAY OF ILLUSTRATION AND NOT LIMITATION, FEES, COSTS OR EXPENSES FOR INSPECTIONS, ENVIRONMENTAL REVIEWS OR REPORTS, LAWYERS, EXPERTS OR CONSULTANTS HIRED BY BUYER, BROKER’S FEES, OR ANY INTERNAL OR EXTERNAL COPYING OR ADMINISTRATIVE SUPPORT.
          (e) If Closing has not occurred by December 15, 2005 (and the Buyer’s conditions to Closing have been satisfied), due to Buyer’s actions or inactions (including Buyer’s failure to perform pursuant to Section 11.2 above) or should Buyer default under this Agreement in any material way, including, but not limited to, Buyer’s absence at the designated time for Closing, unless this Agreement has been terminated under (a)-(d),above or Section 5.2 (a) (iv), Seller shall have the right to terminate this Agreement and retain the Performance Guarantee Deposit set forth in Section 1.3 above including any accrued interest, as liquidated damages. Furthermore, Seller shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of the Assets to any party without any restriction under this Agreement and Buyer shall be liable for all damages if it attempts to interfere in any way with such enjoyment or action by Seller.
ARTICLE XIII
CONTINUING OBLIGATIONS
     13.1 Post-Closing Settlement. Within one hundred twenty (120) days after the Closing, a final settlement statement shall be prepared by Seller and submitted to Buyer showing income and expenses for the Assets between the Effective Date and Closing Date and other charges and credits provided in this Agreement and the adjustments to the Purchase Price provided for in this

Agreement. However, neither party to this Agreement shall be absolved from liability should such accounting and adjustment not be completed within said one hundred twenty (120) day period.
          (a) Seller shall be credited with:
               (i) The value of all merchantable oil above the pipeline connections in tanks at the Effective Date based on either the operator’s gauge report, if available, or regulatory reports furnished by the operator that is credited to Seller’s net revenue interest in the Assets, such value to be based on the net contract price in effect as of the Effective Date (or the market value at the wellhead, if there is no contract price in effect as of such time), less any taxes withheld properly by the purchaser of such.
               (ii) The amount of all costs and expenses paid or incurred by Seller, including, without limitation, royalties, rentals and other charges, ad valorem, windfall profit, and other taxes based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom, expenses paid or incurred under applicable operating agreements and, in the absence of an operating agreement, expenses of the sort customarily billed under such agreements, not including income taxes paid by Seller, in connection with the operation of the Assets subsequent to the Effective Date.
               (iii) An amount equal to all prepaid expenses (other than insurance) attributable to the Assets that are paid or incurred by or on behalf of Seller prior to the Closing Date and that are, in accordance with generally accepted accounting principles, attributable to the period after the Effective Date, including, without limitation, prepaid ad valorem, property, production, severance, and similar taxes (but not including income taxes) based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom. Any refund of windfall profit tax or ad valorem tax attributable to the period before the Effective Date received by Buyer shall be credited to Seller.
               (iv) The amount of any advances paid by Seller to, and held by, the operator of any property (exclusive of Seller) as a working fund pursuant to the applicable joint operating agreements.
               (v) Any increases in the Purchase Price provided for in this Agreement.
          (b) Buyer shall be credited with:
               (i) Proceeds received by Seller that are, in accordance with generally accepted accounting principles, attributable to the Assets for the period of time after the Effective Date.
               (ii) The amount of all costs and expenses paid by Buyer, including, without limitation, royalties, rentals and other charges, ad valorem, property, production, excise, severance, windfall profit, and other taxes based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom, expenses paid under applicable operating agreements and, in the absence of an operating agreement, expenses of the sort customarily billed under such agreements, not including income taxes paid by Buyer, in connection with the operation of the Assets prior to the Effective Date.
               (iii) Any unpaid amount attributable to any reduction under Section 7.4 for a Casualty Loss which occurs subsequent to the Effective Date and prior to the Closing Date.
               (iv) At Seller’s option, all amounts held in suspense. Buyer agrees to indemnify, defend and hold Seller harmless from, and assume full responsibility for, the proper distribution of all suspense amounts delivered to Buyer by Seller.
               (v) The amount of any advances paid to Seller as Operator and held by Seller as Operator as a working fund pursuant to the applicable joint operating agreements.
               (vi) Any reductions in the Purchase Price provided for in this Agreement.
          (c) In addition to the matters mentioned above, the final settlement statement shall include any other debits and credits, either cash or accrued, but excluding income and franchise taxes, which under generally accepted accounting principles would be attributable to the transfer of ownership of the Assets on the Effective Date.
          (d) In addition to the above, an appropriate adjustment for differences in gas imbalances as described in Section 13.3(d).
          (e) Buyer shall have the right for a period of sixty (60) days from the date of the final settlement statement in which to audit the matters covered thereby and respond with objections and proposed corrections to the final settlement statement.
          (f) Within thirty (30) days after Seller’s receipt of Buyer’s modifications to the final settlement statement, Seller and Buyer may undertake to agree with respect to the adjustments or payments and the amount due from Buyer or Seller, as the case may be, shall be submitted to the other party. The final settlement statement shall be deemed conclusive and not subject to further audit by either party.
          (g) In the event Buyer and Seller are unable to mutually agree upon the amount of the settlement statement, the dispute shall be resolved pursuant to Article VIII above.
     13.2 Further Assurances. After Closing, the parties agree to execute and deliver to each other all such instruments, notices, division or transfer orders, and other documents, and to do all such other acts not inconsistent with this Agreement as may reasonably be necessary or advisable to carry out their obligations under this Agreement.
     13.3 Gas Imbalance. Seller and Buyer acknowledge and agree to the following regarding possible gas imbalances on any of the Assets transferred by this Agreement:

          (a) Gas Balance Status: Schedule 13.3(a) sets forth any gas imbalances pertaining to the Assets. Such Schedule may be revised by either party prior to the parties’ agreement on the final settlement amount.
          (b) Gas Underproduction: In the event Seller is under-produced as to any well(s) located on the Assets, Buyer agrees not to hold Seller liable for such underproduction. Seller, however, agrees to assign to Buyer all of its rights to make up such underproduction.
          (c) Gas Overproduction: In the event Seller is overproduced as to any well(s) located on the Assets, Buyer acknowledges and agrees that its share of gas from any such overproduced well(s) on the Assets may at some point be curtailed by underproduced working interest owners. Seller shall not be liable to Buyer in the event such curtailment occurs.
          (d) Seller and Buyer agree the value associated with the imbalances shown on Schedule 13.3(a) shall be based on a price that is equal to the closing Houston Ship Channel price as reported in Inside FERC Gas Daily as of the day before the Closing and shall be treated as a credit to Buyer or Seller as applicable on the final closing statement.. Buyer shall take the Assets subject to and be responsible and liable for all rights and obligations associated with any imbalances from and after the Effective Date.
          (e) The provisions of this Section shall survive Closing.
     13.4 Recording. Buyer shall, at its own cost, immediately record the Assignment(s) and Bill of Sale in the appropriate office of the state and county in which the lands covered by the Assignment(s) are located. Buyer shall immediately file for and obtain the approval of any federal, Indian tribal or state government agencies to the assignment of the Assets. The assignment(s) of any state, federal or Indian tribal oil and gas leases shall be filed immediately in the appropriate governmental offices on a form required and in compliance with the applicable rules of the applicable government agencies. Buyer shall supply Seller with a true and accurate photocopy of all the recorded and filed assignments within a reasonable period of time after their recording and filing. Documentary tax stamps, if applicable, shall be the responsibility of Seller.
     13.5 Confidentiality. In the event of the termination of this Agreement, Seller and Buyer shall, to the extent permitted by law, keep confidential and not use any confidential information obtained pursuant to this Agreement, unless such information is readily ascertainable from public or published information or trade sources or is received by Buyer from a third party having no obligation of confidentiality with respect to such information. Notwithstanding the above, Seller shall not be precluded from informing its employees of such details of the transaction as Seller deems necessary.
     13.6 Publicity. For a period of one (1) month from and after the Closing Date, Buyer and Seller shall consult with the other party with regard to all publicity and other releases concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither Buyer nor Seller shall issue any publicity or other release without submitting such publicity or other release to the other party at least twenty-four (24) hours prior to publication.

     13.7 Preservation of Books and Records. For a period of seven (7) years following the Closing Date, Buyer shall make reasonable commercial efforts to retain the original books, records and files relating to the Assets and shall make such books, records and files available to the Seller, upon reasonable notice, for review and copying at Seller’s expense at Buyer’s headquarters at reasonable times and during regular office hours. Buyer acknowledges that Seller may need to review and copy such books, records and files in connection with litigation or other business purposes. However, Seller acknowledges that Buyer shall have no obligation to retain such books, records and files after its sale of the Assets.

ARTICLE XIV
MISCELLANEOUS
     14.1 Use of Seller’s Name. As soon as practicable after Closing in order to be in compliance with all applicable laws and regulations, Buyer shall remove or cause to be removed the names and marks used by Seller and all variations and derivations thereof and logos relating thereto from the Assets and shall not thereafter make any use whatsoever of those names, marks and logos.
     14.2 Survival. Except as otherwise expressly provided herein, except for obligations which by their terms are to be performed after Closing, and except for the representations and warranties contained in this Agreement which shall survive the Closing for eighteen months (18), the provisions of this Agreement shall terminate at Closing.
     14.3 Integrations; Amendment and Modification. Except as expressly set forth herein, none of the parties makes to the other any representation, whether expressed or implied, of any kind whatsoever. This Agreement may not be modified, supplemented or changed in any respect except by a writing duly executed by Seller and Buyer.
     14.4 Descriptive Headings. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.
     14.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF TEXAS EXCEPT FOR MATTERS RELATING TO TITLE TO PROPERTY, WHICH SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE JURISDICTION IN WHICH SUCH PROPERTY IS LOCATED.
     14.6 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties, and their successors and permitted assigns. This Agreement and the rights and obligations hereunder shall not be assigned by Buyer, in whole or in part, without the prior written consent of Seller. This provision pertains to this Agreement only and does not require Buyer to obtain the consent of Seller prior to selling all or any part of the Assets after Closing; however, with respect to surface fee acreage only, once it is no longer used for oil field operations and a third party offers to purchase such acreage from Buyer, Seller shall have a preferential right to purchase such acreage under the same terms and conditions as offered by such third party.
     14.7 Notices. All notices, disclosures or other communications which are required or permitted hereunder shall be in writing and shall be delivered as follows:

If to Buyer:
Attn: Business Development Department
1100 Louisiana 20th Floor
Houston, Texas 77002
Telephone: (713) 830-6800
Facsimile: (713) 830-6998
If to Seller:
Kerr-McGee Oil & Gas Onshore LLC
Attn: Manager, Business Development
16666 Northchase
Houston, Texas 77060
Telephone: (281) 673-6650
Facsimile: (281) 673-4650
     14.8 DTPA Waiver. To the extent applicable to the Assets or any portion thereof, Buyer hereby waives the provisions of the Texas Deceptive Trade Practices Act, Chapter 17, Subchapter E, Sections 17.41 through 17.63 inclusive (other than Section 17.555 which is not waived), Tex. Bus. & Com. Code. In order to evidence its ability to grant such waiver, Buyer hereby expressly recognizes and represents to Seller that Buyer is not in a significantly disparate bargaining position and (i) Buyer is represented by legal counsel in this transaction or (ii) Buyer is in the business of seeking or acquiring, by purchase or lease, goods or services for commercial or business use, has assets of Five Million Dollars or more according to its most recent financial statement prepared in accordance with generally accepted accounting principles, and has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transaction contemplated hereby.
     14.9 Employment Matters. Buyer shall have no obligation to hire any employee of Seller and shall not assume any liability to any employee or former employee of Seller by virtue of Buyer’s employment of any former employee of Seller. Following the execution of this Agreement and prior to Closing, if, and as to those employees for whom, approval is granted by Seller, Buyer shall have the option to interview Seller’s employees and Buyer shall advise Seller prior to Closing which employees Buyer wishes to hire. Seller shall be solely responsible for any severance payments in connection with any employee of Seller who may be severed from such employment by reason of the sale of the Assets.
     14.10 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     14.11 Invalid Provisions. Should any of the provisions of this Agreement, or portions thereof, be found to be invalid or unenforceable by any court of competent jurisdiction, the remainder of this Agreement shall nonetheless remain in full force and effect.
     14.12 Complete Agreement. This Agreement together with the Exhibits and Schedules attached hereto and the agreements and instruments referred to herein and therein set forth the entire agreement among the parties hereto, and further supersedes any and all prior agreements or understandings, whether oral or written, among the parties hereto pertaining to the specific subject matter identified in this Agreement. The provisions hereof are contractual and not mere recitals. In signing this Agreement, none of the parties has relied upon any statement or representation which is not expressly contained herein and is not relying upon any oral statement or representation pertaining to this matter made by any other party or by anyone in privity with or representing any party. By the signature set forth hereinbelow, the parties to this Agreement acknowledge that they have read the same, they understand the terms and conditions set forth herein, and they shall abide by those terms and conditions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

SELLER:

KERR-MCGEE OIL & GAS ONSHORE LP
D/B/A KMOG ONSHORE LP

By:	KERR-MCGEE OIL & GAS ONSHORE LP,
Its General Partner

	By:	/s/ Tommy J. Drescher

	Name:	Tommy J. Drescher

	Title:	Attorney-in-Fact

WESTPORT OIL AND GAS COMPANY, L.P.

By:	/s/ Tommy J. Drescher

Name:	Tommy J. Drescher

Title:	Attorney-in-Fact

BUYER:

THE HOUSTON EXPLORATION COMPANY

	By:	/s/ Jeff Sherrick

	Name:	Jeff Sherrick

	Title:	Senior Vice President, Corporate Development